Exhibit 99

NEWS
ANADARKO ANNOUNCES 2014 FOURTH-QUARTER
AND FULL-YEAR RESULTS
HOUSTON, Feb. 2, 2015 - Anadarko Petroleum Corporation (NYSE: APC) today announced 2014 fourth-quarter results, reporting a net loss attributable to common stockholders of $395 million, or $0.78 per share (diluted). These results include certain items typically excluded by the investment community in published estimates. In total, these items decreased net income by $582 million, or $1.15 per share (diluted), on an after-tax basis.(1) Cash flow from operating activities in the fourth quarter of 2014 was $1.952 billion, and discretionary cash flow totaled $2.412 billion.(2)
For the year ended Dec. 31, 2014, Anadarko reported a net loss attributable to common stockholders of $1.750 billion, or $3.47 per share (diluted), which includes a net loss of $4.045 billion associated with the settlement of the Tronox Adversary Proceeding, after tax. Full-year 2014 cash flow from operating activities was $8.466 billion. Discretionary cash flow for the year totaled $9.404 billion.(2)

2014 HIGHLIGHTS

•	Delivered sales-volume growth of more than 11 percent, increasing year-over-year sales volumes by approximately 86,000 barrels of oil equivalent (BOE) per day on a divestiture-adjusted basis (3)

•	Achieved a reserve-replacement ratio of more than 160 percent at competitive costs

•	Accelerated more than $2.5 billion of value through asset monetizations

•	Achieved significant progress on several large-scale projects, highlighted by the recent startup of the 80,000-barrels-of-oil-per-day (BOPD) Lucius spar in the deepwater Gulf of Mexico

“Anadarko’s fourth-quarter operating performance was a capstone to another terrific year for our company,” said Anadarko Chairman, President and CEO Al Walker. “In 2014, we demonstrated the quality of our portfolio by delivering results that exceeded the midpoint of our initial sales-volume guidance by approximately 38,000 BOE per day,(3) while staying well within our initial range of capital investment guidance and generating free cash flow.(2) This outperformance was primarily driven by results in the Wattenberg field, where we enhanced efficiencies in our drilling and completions and leveraged the competitive advantage of our expansive midstream infrastructure to significantly bolster our growth. We believe our efficient allocation of capital, active portfolio management and commitment to financial discipline position Anadarko to deliver differentiating performance in the challenging current environment and as commodity prices recover.”

SALES VOLUMES AND PROVED RESERVES
Anadarko’s full-year sales volumes of natural gas, crude oil and natural gas liquids (NGLs) totaled a record 306 million BOE, or an average of 838,000 BOE per day, on a divestiture-adjusted basis.(3) Fourth-quarter 2014 sales volumes of natural gas, crude oil and NGLs totaled 79 million BOE, or an average of 854,000 BOE per day.
Anadarko organically added 503 million BOE of proved reserves in 2014 before the effects of price revisions and incurred oil and natural gas exploration and development costs of approximately $8.8 billion.(2) The company estimates its proved reserves at year-end 2014 totaled approximately 2.86 billion BOE, with 69 percent of its reserves categorized as proved developed. At year-end 2014, Anadarko’s proved reserves were comprised of 49 percent liquids and 51 percent natural gas.

U.S. ONSHORE HIGHLIGHTS
In 2014, Anadarko’s U.S. onshore operating areas achieved a 16-percent year-over-year increase in total sales volumes, including an increase of 78,000 barrels per day in liquids volumes, and an approximate 50-percent increase, or 49,000 BOPD, in oil volumes on a divestiture-adjusted basis.(3) This growth was driven by record production in several major growth plays, including the Wattenberg field, Eagleford Shale and Wolfcamp Shale.
Anadarko’s Wattenberg field in Colorado continued to demonstrate excellent performance as the company achieved year-over-year growth of approximately 55 percent, increasing sales volumes by more than 60,000 BOE per day over its 2013 average of 109,000 BOE per day. Significant infrastructure was placed in service in the field during the year, including the Lancaster cryogenic plant, Front Range NGL pipeline and more than 300 million cubic feet per day of additional field compression. These expansions, coupled with continued strong reservoir performance and enhanced drilling and completions efficiencies, underpinned Wattenberg’s production growth.
In the Delaware Basin in West Texas, the company exited the year with ten operated rigs and continued its successful evaluation of the extensive Wolfcamp Shale oil opportunity. Anadarko continues to expand key infrastructure to facilitate future growth from the basin, including the integration of the Nuevo Midstream assets acquired by Anadarko’s midstream limited partnership, Western Gas Partners, LP (WES).

INTERNATIONAL AND DEEPWATER HIGHLIGHTS
In 2014, Anadarko advanced multiple significant mega projects and achieved a net production record at the El Merk project in Algeria. The company commissioned the 80,000-BOPD Lucius facility in the deepwater Gulf of Mexico and achieved first oil on Jan. 16, 2015 - just over three years from project sanction. Also in the Gulf of Mexico, the 80,000-BOPD Heidelberg project remains on track for first oil in 2016, as construction on the topsides is more than 70-percent complete, and two deepwater drilling rigs are actively drilling development wells in the field. In addition, Anadarko’s non-operated 80,000-barrels-per-day TEN development offshore Ghana also remains on schedule with first production expected in 2016, and new gas-handling infrastructure was completed in the adjacent Jubilee field during the fourth quarter, which is expected to enable increased oil production beginning in 2015.
During the fourth quarter, the Government of Mozambique gazetted the Decree Law, which is an important step in providing the appropriate framework for a stable business environment for investors, customers, financiers and construction contractors as Anadarko advances its large-scale LNG project. Anadarko and its partners in Mozambique’s Offshore Area 1 have continued to advance long-term LNG sales agreements with the recent addition of new non-binding Heads of Agreement (HOAs) with customers in Asian markets. With these new agreements, the partners have HOAs in place covering a total of more than 8 million tonnes per annum.
Anadarko also maintained an active exploration and appraisal program during the year, laying the foundation for potential future mega projects. Appraisal activity offshore Côte d’Ivoire at the Paon discovery and in the Gulf of Mexico at the Shenandoah discovery continued to validate the company’s geologic models around these apparent commercial discoveries.

OPERATIONS REPORT
For additional details on Anadarko’s fourth-quarter 2014 operations and exploration program, please refer to the comprehensive Operations Report available at www.anadarko.com.

FINANCIAL HIGHLIGHTS
Anadarko ended 2014 with approximately $7.4 billion of cash on hand and, subsequent to year-end, the company remitted final payment to fully resolve the Tronox Adversary Proceeding, converted its secured debt revolver to an unsecured facility and announced a commercial paper program.
During the year, the company generated approximately $150 million of free cash flow, including $696 million of capital investments incurred by WES.(2) Anadarko also closed transactions to monetize more than $2.5 billion of assets in 2014, including the $1.1 billion divestment of its China subsidiary, the $500 million sale of its non-operated interest in the Vito Gulf of Mexico development, the $442 million Eaglebine carried-interest agreement, and most recently the $120 million divestiture of non-core assets in the Midland Basin. This total does not include the previously announced $2.64 billion Mozambique sell-down and $581 million Pinedale/Jonah divestiture. At year-end 2014, Anadarko’s net debt to adjusted capitalization ratio was approximately 26 percent.(2)

CONFERENCE CALL TOMORROW AT 8 A.M. CST, 9 A.M. EST
Anadarko will host a conference call on Tuesday, Feb. 3, 2015, at 8 a.m. Central Standard Time (9 a.m. Eastern Standard Time) to discuss fourth-quarter and full-year 2014 results. The dial-in number is 855.812.0464 in the U.S., or 970.300.2271 internationally. The confirmation number is 54428059. For complete instructions on how to participate in the conference call, or to listen to the live audio webcast and slide presentation, please visit www.anadarko.com. A replay of the call will be available on the website for approximately 30 days following the conference call.

FINANCIAL DATA
Nine pages of summary financial data follow, including costs incurred, proved reserves and current hedge positions.

(1) See the accompanying table for details of certain items affecting comparability.

(2) See the accompanying table for a reconciliation of GAAP to non-GAAP financial measures and a statement indicating why management believes the non-GAAP financial measures provide useful information for investors.

(3) See the accompanying table for a reconciliation of “divestiture-adjusted” or “same-store” sales volumes, which are intended to present performance of Anadarko’s continuing asset base, giving effect to recent divestitures.

Anadarko Petroleum Corporation’s mission is to deliver a competitive and sustainable rate of return to shareholders by exploring for, acquiring and developing oil and natural gas resources vital to the world’s health and welfare. As of year-end 2014, the company had approximately 2.86 billion barrels-equivalent of proved reserves, making it one of the world’s largest independent exploration and production companies. For more information about Anadarko and APC Flash Feed updates, please visit
www.anadarko.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Anadarko believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this news release, including Anadarko’s ability to realize its expectations regarding performance in this challenging economic environment, finalize year-end reserves, timely complete and commercially operate the projects and drilling prospects identified in this news release, successfully plan, secure necessary government approvals, finance, build and operate the necessary infrastructure and LNG park and achieve production and budget expectations on its mega projects. See “Risk Factors” in the company’s 2013 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other public filings and press releases. Anadarko undertakes no obligation to publicly update or revise any forward-looking statements.

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ANADARKO CONTACTS
MEDIA:
John Christiansen, john.christiansen@anadarko.com, 832.636.8736
Stephanie Moreland, stephanie.moreland@anadarko.com, 832.636.2912
Christina Ramirez, christina.ramirez@anadarko.com, 832.636.8687

INVESTORS:
John Colglazier, john.colglazier@anadarko.com, 832.636.2306
Robin Fielder, robin.fielder@anadarko.com, 832.636.1462
Jeremy Smith, jeremy.smith@anadarko.com, 832.636.1544

Anadarko Petroleum Corporation
Certain Items Affecting Comparability

	Quarter Ended December 31, 2014
	Before	After	Per Share
millions except per-share amounts	Tax	Tax	(diluted)
Total gains (losses) on derivatives, net, less net cash from settlement of commodity derivatives*	$(254)	$(162)	$(0.32)
Gains (losses) on divestitures, net	(303)	(192)	(0.38)
Impairments, including unproved properties	(548)	(346)	(0.68)
Inventory impairments	(60)	(38)	(0.07)
Cash received in early settlement of oil derivatives	126	80	0.16
Litigation settlement	50	32	0.06
Interest expense related to Tronox settlement	(22)	(14)	(0.03)
Change in uncertain tax positions (FIN 48)	—	58	0.11
	$(1,011)	$(582)	$(1.15)

*
For the quarter ended December 31, 2014, this includes $40 million related to commodity derivatives, $(293) million related to other derivatives, and $(1) million related to gathering, processing, and marketing sales.

	Quarter Ended December 31, 2013
	Before	After	Per Share
millions except per-share amounts	Tax	Tax	(diluted)
Total gains (losses) on derivatives, net, less net cash from settlement of commodity derivatives*	$(52)	$(34)	$(0.07)
Gains (losses) on divestitures, net	(635)	(402)	(0.80)
Impairments	(162)	(103)	(0.21)
Third-party property well and platform decommissioning obligation	(35)	(22)	(0.04)
Tronox-related contingent loss	(850)	(576)	(1.14)
Change in uncertain tax positions (FIN 48)	—	(6)	(0.01)
	$(1,734)	$(1,143)	$(2.27)

*
For the quarter ended December 31, 2013, this includes $(155) million related to commodity derivatives, $111 million related to other derivatives, and $(8) million related to gathering, processing, and marketing sales.

Reconciliation of GAAP to Non-GAAP Measures

Below are reconciliations of net income (loss) attributable to common stockholders (GAAP) to adjusted net income (loss) (non-GAAP), cash provided by operating activities (GAAP) to discretionary cash flow from operations (non-GAAP), as well as free cash flow (non-GAAP) as required under Regulation G of the Securities Exchange Act of 1934. Management uses adjusted net income (loss) to evaluate the Company’s operational trends and performance.

	Quarter Ended		Quarter Ended
	December 31, 2014		December 31, 2013
	After	Per Share	After	Per Share
millions except per-share amounts	Tax	(diluted)	Tax	(diluted)
Net income (loss) attributable to common stockholders	$(395)	$(0.78)	$(770)	$(1.53)
Less certain items affecting comparability	(582)	(1.15)	(1,143)	(2.27)
Adjusted net income (loss)	$187	$0.37	$373	$0.74

Anadarko Petroleum Corporation
Reconciliation of GAAP to Non-GAAP Measures

Management uses discretionary cash flow from operations because it is useful in comparisons of oil and gas exploration and production companies as it excludes certain fluctuations in assets and liabilities and current taxes related to certain items affecting comparability. Management uses free cash flow to demonstrate the Company’s ability to internally fund capital expenditures and to service or incur additional debt.

	Quarter Ended		Year Ended
	December 31,		December 31,
millions	2014	2013	2014	2013
Net cash provided by operating activities	$1,952	$2,104	$8,466	$8,888
Add back
Algeria exceptional profits tax settlement	—	—	—	(730)
Increase (decrease) in accounts receivable	1	257	(103)	11
(Increase) decrease in accounts payable and accrued expenses	703	(187)	(7)	(150)
Other items—net	(153)	(168)	81	(146)
Certain nonoperating and other excluded items	4	43	29	160
Current taxes related to asset monetizations	(95)	—	938	—
Discretionary cash flow from operations	$2,412	$2,049	$9,404	$8,033

	Quarter Ended		Year Ended
	December 31,		December 31,
millions	2014	2013	2014	2013
Discretionary cash flow from operations	$2,412	$2,049	$9,404	$8,033
Less capital expenditures*	2,169	2,612	9,256	8,523
Free cash flow	$243	$(563)	$148	$(490)

*
Includes Western Gas Partners, LP (WES) capital expenditures of $206 million for the quarter ended December 31, 2014, $170 million for the quarter ended December 31, 2013, $696 million for the year ended December 31, 2014, and $792 million for the year ended December 31, 2013.

Anadarko Petroleum Corporation
Reconciliation of GAAP to Non-GAAP Measures

Presented below are reconciliations of costs incurred (GAAP) to oil and natural gas exploration and development costs (non-GAAP) and total debt (GAAP) to net debt (non-GAAP). Management believes oil and natural gas exploration and development costs is a more accurate reflection of the expenditures incurred during the current year, excluding certain obligations to be paid in future periods. Management uses net debt as a measure of the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand.

Year Ended
December 31,
millions	2014
Costs incurred	$8,712
Asset retirement obligation liabilities incurred	(347)
Cash expenditures for asset retirement obligations	443
Oil and natural gas exploration and development costs	$8,808

	December 31, 2014
			Anadarko
	Anadarko	WGP*	excluding
millions	Consolidated	Consolidated	WGP
Total debt	$15,092	$2,423	$12,669
Less cash and cash equivalents	7,369	67	7,302
Net debt	$7,723	$2,356	$5,367

			Anadarko
		Anadarko	excluding
millions		Consolidated	WGP
Net debt		$7,723	$5,367
Total equity		22,318	19,725
Adjusted capitalization		$30,041	$25,092

Net debt to adjusted capitalization ratio	26%	21%

*	Western Gas Equity Partners, LP (WGP) is a publicly traded consolidated subsidiary of Anadarko and WES is a consolidated subsidiary of WGP.

Anadarko Petroleum Corporation
(Unaudited)

	Quarter Ended		Year Ended
Summary Financial Information	December 31,		December 31,
millions except per-share amounts	2014	2013	2014	2013
Consolidated Statements of Income
Revenues and Other
Natural-gas sales	$811	$841	$3,849	$3,388
Oil and condensate sales	1,982	2,417	9,748	9,178
Natural-gas liquids sales	351	373	1,572	1,262
Gathering, processing, and marketing sales	278	289	1,206	1,039
Gains (losses) on divestitures and other, net	(245)	(582)	2,095	(286)
Total	3,177	3,338	18,470	14,581
Costs and Expenses
Oil and gas operating	310	323	1,171	1,092
Oil and gas transportation and other	315	259	1,184	1,022
Exploration	639	615	1,639	1,329
Gathering, processing, and marketing	259	231	1,030	869
General and administrative	332	303	1,316	1,090
Depreciation, depletion, and amortization	1,215	969	4,550	3,927
Other taxes	263	258	1,244	1,077
Impairments	322	162	836	794
Algeria exceptional profits tax settlement	—	—	—	33
Deepwater Horizon settlement and related costs	1	3	97	15
Total	3,656	3,123	13,067	11,248
Operating Income (Loss)	(479)	215	5,403	3,333
Other (Income) Expense
Interest expense	199	173	772	686
(Gains) losses on derivatives, net	(256)	(5)	197	(398)
Other (income) expense, net	8	20	20	89
Tronox-related contingent loss	22	850	4,360	850
Total	(27)	1,038	5,349	1,227
Income (Loss) Before Income Taxes	(452)	(823)	54	2,106
Income Tax Expense (Benefit)	(102)	(98)	1,617	1,165
Net Income (Loss)	(350)	(725)	(1,563)	941
Net Income (Loss) Attributable to Noncontrolling Interests	45	45	187	140
Net Income (Loss) Attributable to Common Stockholders	$(395)	$(770)	$(1,750)	$801
Per Common Share
Net income (loss) attributable to common stockholders—basic	$(0.78)	$(1.53)	$(3.47)	$1.58
Net income (loss) attributable to common stockholders—diluted	$(0.78)	$(1.53)	$(3.47)	$1.58
Average Number of Common Shares Outstanding—Basic	507	504	506	502
Average Number of Common Shares Outstanding—Diluted	507	504	506	505

Exploration Expense
Dry hole expense	$235	$255	$762	$556
Impairments of unproved properties	267	186	483	308
Geological and geophysical expense	75	97	168	208
Exploration overhead and other	62	77	226	257
Total	$639	$615	$1,639	$1,329

Anadarko Petroleum Corporation
(Unaudited)

	Quarter Ended		Year Ended
Summary Financial Information	December 31,		December 31,
millions	2014	2013	2014	2013
Cash Flows from Operating Activities
Net income (loss)	$(350)	$(725)	$(1,563)	$941
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation, depletion, and amortization	1,215	969	4,550	3,927
Deferred income taxes	115	(445)	(95)	90
Dry hole expense and impairments of unproved properties	502	441	1,245	864
Impairments	322	162	836	794
(Gains) losses on divestitures, net	303	635	(1,891)	470
Total (gains) losses on derivatives, net	(255)	4	207	(392)
Operating portion of net cash received (paid) in settlement of derivative instruments	509	48	371	85
Other	123	72	327	246
Changes in assets and liabilities
Deepwater Horizon settlement and related costs	(3)	(5)	90	(2)
Algeria exceptional profits tax settlement	—	—	—	730
Tronox-related contingent loss	22	850	4,360	850
(Increase) decrease in accounts receivable	(1)	(257)	103	(11)
Increase (decrease) in accounts payable and accrued expenses	(703)	187	7	150
Other items—net	153	168	(81)	146
Net Cash Provided by Operating Activities	$1,952	$2,104	$8,466	$8,888

Capital Expenditures	$2,169	$2,612	$9,256	$8,523

	December 31,	December 31,
millions	2014	2013
Condensed Balance Sheets
Cash and cash equivalents	$7,369	$3,698
Accounts receivable, net of allowance	2,537	2,722
Other current assets	1,325	688
Net properties and equipment	41,552	40,929
Other assets	2,310	2,082
Goodwill and other intangible assets	6,606	5,662
Total Assets	$61,699	$55,781
Other current liabilities	4,934	5,703
Deepwater Horizon settlement and related costs	90	—
Tronox-related contingent liability	5,210	—
Long-term debt	15,092	13,065
Deferred income taxes	9,259	9,245
Other long-term liabilities	4,796	4,118
Stockholders’ equity	19,725	21,857
Noncontrolling interests	2,593	1,793
Total Equity	$22,318	$23,650
Total Liabilities and Equity	$61,699	$55,781
Capitalization
Total debt	$15,092	$13,565
Total equity	22,318	23,650
Total	$37,410	$37,215

Capitalization Ratios
Total debt	40%	36%
Total equity	60%	64%

Anadarko Petroleum Corporation
(Unaudited)

Sales Volumes and Prices
	Average Daily Sales Volumes			Sales Volumes			Average Sales Price
		Crude Oil &			Crude Oil &			Crude Oil &
	Natural Gas	Condensate	NGLs	Natural Gas	Condensate	NGLs	Natural Gas	Condensate	NGLs
	MMcf/d	MBbls/d	MBbls/d	Bcf	MMBbls	MMBbls	Per Mcf	Per Bbl	Per Bbl
Quarter Ended December 31, 2014
United States	2,549	220	119	234	20	12	$3.46	$68.66	$27.57
Algeria	—	70	10	—	6	1	—	79.80	54.02
Other International	—	10	—	—	1	—	—	81.64	—
Total	2,549	300	129	234	27	13	$3.46	$71.67	$29.63

Quarter Ended December 31, 2013
United States	2,643	167	100	243	16	9	$3.46	$93.01	$40.30
Algeria	—	62	—	—	6	—	—	109.18	—
Other International	—	36	—	—	3	—	—	110.56	—
Total	2,643	265	100	243	25	9	$3.46	$99.20	$40.30

Year Ended December 31, 2014
United States	2,589	203	116	945	74	43	$4.07	$87.99	$35.48
Algeria	—	66	3	—	24	1	—	98.53	56.16
Other International	—	23	—	—	8	—	—	103.42	—
Total	2,589	292	119	945	106	44	$4.07	$91.58	$36.01

Year Ended December 31, 2013
United States	2,652	158	91	968	58	33	$3.50	$97.02	$37.97
Algeria	—	55	—	—	20	—	—	109.20	—
Other International	—	35	—	—	13	—	—	109.07	—
Total	2,652	248	91	968	91	33	$3.50	$101.41	$37.97

	Average Daily Sales Volumes MBOE/d		Sales Volumes MMBOE

Quarter Ended December 31, 2014	854		79
Quarter Ended December 31, 2013	806		74

Year Ended December 31, 2014	843		308
Year Ended December 31, 2013	781		285

Sales Revenue and Commodity Derivatives
	Sales			Net Cash Received (Paid) from Settlement of Commodity Derivatives
		Crude Oil &			Crude Oil &
millions	Natural Gas	Condensate	NGLs	Natural Gas	Condensate	NGLs
Quarter Ended December 31, 2014
United States	$811	$1,394	$301	$22	$149	$3
Algeria	—	514	50	—	335	—
Other International	—	74	—	—	—	—
Total	$811	$1,982	$351	$22	$484	$3

Quarter Ended December 31, 2013
United States	$841	$1,426	$373	$42	$8	$2
Algeria	—	618	—	—	(3)	—
Other International	—	373	—	—	—	—
Total	$841	$2,417	$373	$42	$5	$2

Year Ended December 31, 2014
United States	$3,849	$6,519	$1,509	$(85)	$81	$6
Algeria	—	2,372	63	—	375	—
Other International	—	857	—	—	—	—
Total	$3,849	$9,748	$1,572	$(85)	$456	$6

Year Ended December 31, 2013
United States	$3,388	$5,601	$1,262	$133	$(53)	$9
Algeria	—	2,184	—	—	6	—
Other International	—	1,393	—	—	—	—
Total	$3,388	$9,178	$1,262	$133	$(47)	$9

Anadarko Petroleum Corporation
Estimated Year-End Proved Reserves 2012 - 2014

MMBOE	2014	2013	2012
Proved Reserves
Beginning of year	2,792	2,560	2,539
Reserves additions and revisions
Discoveries and extensions	63	145	82
Infill-drilling additions	577	410	383
Drilling-related reserves additions and revisions	640	555	465
Other non-price-related revisions	(137)	(40)	(31)
Net organic reserves additions	503	515	434
Acquisition of proved reserves in place	—	36	4
Price-related revisions	(1)	(23)	(68)
Total reserves additions and revisions	502	528	370
Sales in place	(124)	(12)	(81)
Production	(312)	(284)	(268)
End of year	2,858	2,792	2,560
Proved Developed Reserves
Beginning of year	2,003	1,883	1,811
End of year	1,969	2,003	1,883

Anadarko Petroleum Corporation
Commodity Hedge Positions
As of February 2, 2015

	Volume	Weighted Average Price per MMBtu
	(thousand
	MMBtu/d)	Floor Sold	Floor Purchased	Ceiling Sold
Natural Gas
Three-Way Collars
2015	635	$2.75	$3.75	$4.76

Extendable Fixed Price - Financial
2015*	170	$4.17
__________________________________________________________________

*	Includes an option for the counterparty to extend the contract term to December 2016 at the same price.

Interest Rate Derivatives
As of February 2, 2015

Instrument	Notional Amt.	Start Date	Maturity	Rate Paid	Rate Received
Swap	$50 Million	Sept. 2016	Sept. 2026	5.91%	3M LIBOR
Swap	$1,850 Million	Sept. 2016	Sept. 2046	6.05%	3M LIBOR

Anadarko Petroleum Corporation
Reconciliation of Same-Store Sales

Average Daily Sales Volumes
	Quarter Ended December 31, 2014				Quarter Ended December 31, 2013
		Crude Oil &				Crude Oil &
	Natural Gas	Condensate	NGLs	Total	Natural Gas	Condensate	NGLs	Total
	MMcf/d	MBbls/d	MBbls/d	MBOE/d	MMcf/d	MBbls/d	MBbls/d	MBOE/d
U.S. Onshore	2,370	165	113	673	2,353	108	90	590
Deepwater Gulf of Mexico	179	47	6	83	208	47	6	88
International and Alaska	—	88	10	98	1	101	—	101
Same-Store Sales	2,549	300	129	854	2,562	256	96	779
China and Pinedale/Jonah	—	—	—	—	81	9	4	27
Total	2,549	300	129	854	2,643	265	100	806

	Year Ended December 31, 2014				Year Ended December 31, 2013
		Crude Oil &				Crude Oil &
	Natural Gas	Condensate	NGLs	Total	Natural Gas	Condensate	NGLs	Total
	MMcf/d	MBbls/d	MBbls/d	MBOE/d	MMcf/d	MBbls/d	MBbls/d	MBOE/d
U.S. Onshore	2,387	149	111	658	2,304	100	82	566
Deepwater Gulf of Mexico	196	45	5	83	263	46	6	96
International and Alaska	—	94	3	97	—	90	—	90
Same-Store Sales	2,583	288	119	838	2,567	236	88	752
China and Pinedale/Jonah	6	4	—	5	85	12	3	29
Total	2,589	292	119	843	2,652	248	91	781